BioDelivery Sciences Announces $25 Million Share Repurchase Program

RALEIGH, N.C., November 4, 2020 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing specialty pharmaceutical company dedicated to patients living with serious and complex chronic conditions, today announced that its Board of Directors has authorized the repurchase of up to $25 million of the Company’s shares of common stock.
“This share repurchase program reflects our confidence in the long-term outlook for the Company, including our ability to generate strong cash flow,” said Jeff Bailey, Chief Executive Officer of BioDelivery Sciences International. “Importantly, we remain focused on balancing our disciplined approach to capital allocation against growth opportunities available to BDSI, including continuing to invest in the organic growth of our portfolio along with pursuing strategic acquisitions that will continue to drive long-term shareholder value.”
The Company expects to make repurchases at the discretion of management from time to time in the open market, depending on market conditions, or through privately negotiated transactions. The timing and amount of any shares purchased on the open market will be determined based on the Company's evaluation of market conditions, share price and other factors. The Company plans to utilize existing cash on hand to fund the share repurchase program.

ABOUT BIODELIVERY SCIENCES INTERNATIONAL, INC.
BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of products that includes utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI's marketed products address serious and debilitating conditions, including chronic pain and opioid-induced constipation.
CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This press release and any statements of employees, representatives, and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of BDSI’s management and are subject to significant risks and uncertainties, including those detailed in BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the Company’s ability to repurchase shares and to generate cash flow) may differ from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond BDSI’s control) including the risk that the current coronavirus pandemic impacts on our supply chain, commercial partners, patients and their physicians and the healthcare facilities in which they work, and our personnel are greater than we anticipate, as well as those set forth in our 2019 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

© 2020 BioDelivery Sciences International, Inc.  All rights reserved.
Contact:
Bob Yedid
LifeSci Advisors
646-597-6989
Bob@LifeSciAdvisors.com